UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 24, 2006

TYLERSTONE VENTURES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 333-121660

Delaware	98-0375406
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

1192 E. Draper Parkway, Suite 518
Draper, Utah 84020
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 303-2555

Former name or former address, if changed since last report: Not Applicable

1136 Martin Street, White Rock, British Columbia, Canada, V4B 3V9

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

          On October 24, 2006, Tylerstone Ventures Corporation (the “Registrant”) closed the sale of a convertible debenture (the “Debenture”) in the principal amount of $500,000, to Maxum Fund Overseas (the “Debenture Holder”). The Debenture is convertible into shares of the Registrant’s common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on October 23, 2007. If the Debenture Holder were to convert the entire principal amount of the Debenture, the Registrant would be obligated to issue 1,000,000 shares of common stock. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock. Assuming the full amount of interest was converted into shares, the Registrant would be required to issue an additional 87,500 shares of common stock at prevailing interest rates of approximately 8.75% as of the date of this filing.

          The Registrant agreed to lend the proceeds of the sale of the Debenture to a third party, pursuant to a note with the same interest and payment terms as the Debenture.

          In connection with the sale of the Debenture, the Registrant granted registration rights to the Debenture Holder, in connection with which the Debenture Holder received the right to require, on or after the earlier of (a) March 1, 2007, or (b) sixty (60) days following the closing of a share exchange between the Registrant and nCoat, Inc., a Delaware corporation (“nCoat”), that the Registrant file a registration statement to register the resale of the shares of the Registrant’s common stock issuable upon conversion of the Debenture (the “Conversion Shares”), and the Registrant agreed to use its reasonable commercial best efforts to have such registration statement declared effective within 90 days thereafter. Additionally, in the event that within the 24 months following the execution of the Debenture the Registrant files a registration statement other than for the Debenture Holder’s Conversion Shares, the Registrant agreed to include in such registration statement the resales of the Conversion Shares by the Debenture Holder, subject to limitations on the inclusion of such shares by underwriters and other transaction participants.

          The Debenture was issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 9.01

          (d)      Exhibits

99	Convertible Debenture dated October 24, 2006 in the Principal Amount of $500,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLERSTONE VENTURES CORPORATION

By: /s/ Terry R. Holmes
Terry R. Holmes, President

Date: November 2, 2006